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                                                                   Exhibit 23(c)

     I consent to the use of this opinion as an exhibit to the Registration Statement. This does not constitute a consent under Section 7 of the Securities Act of 1933 since I have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or the rules and regulations of the Securities and Exchange Commission.




                                                     Very truly yours,


                                                    /s/ John L. Thomas
                                                        ----------------------
                                                        John L. Thomas